                                                                    EXHIBIT 99.3

                             LORAL CYBERSTAR, INC.
                               OFFER TO EXCHANGE

   LORAL CYBERSTAR'S 10% SENIOR NOTES DUE 2006 GUARANTEED BY LORAL SPACE AND
           WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF LORAL SPACE

                                      FOR

                         LORAL CYBERSTAR'S OUTSTANDING
                       11 1/4% SENIOR NOTES DUE 2007 AND
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2007

To our Clients:

     Enclosed for your consideration is a Prospectus and Consent Solicitation, dated November 14, 2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Loral CyberStar, Inc., a Delaware corporation ("Loral CyberStar"), to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal, up to $675 million aggregate principal amount of newly issued debt securities (the "New Notes") of Loral CyberStar, guaranteed by Loral Space & Communications Ltd., Bermuda company, and up to 6,657,096 warrants to purchase common stock of Loral Space for any and all of the $912.5 million aggregate principal amount of certain outstanding securities issued by Loral CyberStar (the "Existing Notes") described herein.

     In connection with the Exchange Offer, Loral CyberStar is soliciting consents to certain amendments to the indentures under which Loral CyberStar issued the Existing Notes (the "Proposed Amendments") that would eliminate the restrictions on Loral CyberStar's operations currently included in those indentures (the "Consent Solicitation"). If you tender your Existing Notes in the Exchange Offer, you will also be consenting to the Proposed Amendments.

     This material is being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name. A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Loral CyberStar urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Existing Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER EXISTING NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 2:00 p.m., New York City Time, on December , 2001, unless extended (the "Expiration Date"). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 2:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Existing Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled "The Exchange Offer -- Conditions to the Exchange Offer."

     3. The Exchange Offer will expire on the Expiration Date.

     4. Any transfer taxes incident to the transfer of the Existing Notes from the tendering holder to Loral CyberStar will be paid by Loral CyberStar, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     5. The tender of your Existing Notes in the Exchange Offer will also constitute your consent to the Proposed Amendments.

     If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your Existing Notes, all such Existing Notes will be tendered unless otherwise specified below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Loral CyberStar.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF EXISTING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1 [ ]  Please tender ALL my Existing Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Existing Notes to be tendered if I wish to tender less than all of my Existing Notes.

Box 2 [ ]  Please tender LESS than all my Existing Notes. I wish to tender
           $               principal amount of Existing Notes.

Box 3 [ ]  Please do not tender any Existing Notes held by you for my account or benefit.

Date:                , 2001

Signature(s)                                              Account No.: -----------------------------------------
--------------------------------------------------------  Tax Identification Number or
--------------------------------------------------------  Social Security Number: -----------------------------
Please print name(s) here                                 Address: -----------------------------------------------
--------------------------------------------------------  Telephone Number: ----------------------------------
--------------------------------------------------------

UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN A SIGNED SCHEDULE ATTACHED HERETO, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR EXISTING NOTES.

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